EXHIBIT 10.18

OWNERSHIP LIMIT WAIVER AGREEMENT

THIS OWNERSHIP LIMIT WAIVER AGREEMENT (this “Agreement”), dated as of September 12, 2023, is between Global Net Lease, Inc., a Maryland corporation (the “Company”), and Bellevue Capital Partners, LLC, on its own behalf and on behalf of Global Net Lease Special Limited Partnership, LLC, AR Capital Global Holdings, LLC, AR Global Investments, LLC, American Realty Capital Global II Special LP, LLC, and AR Capital, LLC (collectively, “Bellevue”). Except where noted otherwise, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s charter, as amended and restated through the date hereof and as presently in effect (the “Charter”).

RECITALS
WHEREAS, as of the date hereof, the Company has the number and classes of Shares authorized, issued and outstanding as set forth in Exhibit A.
WHEREAS, Section 5.7 of the Charter contains a limitation on the ownership of Shares, which prohibits any Person from Beneficially Owning or Constructively Owning more than 8.9% in value of the aggregate of the outstanding Shares (the “Overall Limit”) and more than 8.9% (in value or in number of shares, whichever is more restrictive) of any class or series of Shares (the “Series Limit,” and collectively with the Overall Limit, the “Aggregate Share Ownership Limit”), except as otherwise waived by the Company. These restrictions are designed to ensure the Company’s continued qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).
WHEREAS, concurrently with the execution of this Agreement, Nicholas S. Schorsch, on his own behalf and on behalf of the Nicholas S. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended, and the Nicholas S. Schorsch 2016 GRAT (BCP) dated September 27, 2016 (collectively, “NSS”) has entered into an “Ownership Limit Waiver Agreement” as of the date hereof that provides NSS with an ownership limit waiver effective as of the Determination Date (as defined below), allowing NSS to be an Excepted Holder.
WHEREAS, concurrently with the execution of this Agreement, Shelley D. Schorsch, on her own behalf and on behalf of the Shelley D. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended (collectively, “SDS”) has entered into an “Ownership Limit Waiver Agreement” as of the date hereof that provides SDS with an ownership limit waiver effective as of the Determination Date, allowing SDS to be an Excepted Holder.
WHEREAS, as of the Determination Date, Bellevue will be treated as Beneficially Owning or Constructively Owning Shares and shares of RTL (as defined in the Internalization Merger Agreement (as defined below)) stock held by NSS and SDS.
WHEREAS, as of the day immediately prior to the Determination Date, Bellevue actually owns 35,900 Shares, 2,500 GNL LTIP Units (as defined in the Internalization Merger Agreement), 4,444 shares of RTL stock, and 8,528,885 RTL LTIP Units (as defined in the Internalization Merger Agreement).
WHEREAS, the Company and AR Global Investments, LLC (among others) are parties to an agreement and plan of merger, dated as of May 23, 2023 (the “Internalization Merger Agreement”), pursuant to which 29,614,825 Shares will be issued to Bellevue upon consummation of the transactions contemplated by the Internalization Merger Agreement.
WHEREAS, the Company and RTL (among others) are parties to an agreement and plan of merger, dated as of May 23, 2023 (the “GNL-RTL Merger Agreement”), pursuant to which 2,977.48 Shares will be issued to Bellevue and 613,886.16 Shares will be issued to NSS and SDS (in the aggregate) upon consummation of the transactions contemplated by the GNL-RTL Merger Agreement.
WHEREAS, each of Global Net Lease Special Limited Partnership, LLC, AR Capital Global

Holdings, LLC, AR Global Investments, LLC, American Realty Capital Global II Special LP, LLC, and AR Capital, LLC is an entity disregarded as separate from Bellevue Capital Partners, LLC for U.S. federal income tax purposes.
WHEREAS, Bellevue has requested a waiver of the Aggregate Share Ownership Limit.
WHEREAS, the Ownership Limit Waiver (as defined below) shall be effective as of the date of this Agreement (the “Determination Date”).
WHEREAS, pursuant to Section 5.7(ii)(g)(I) of the Charter, the Company has adopted resolutions approving Bellevue’s exemption from the Aggregate Share Ownership Limit on the terms and conditions hereinafter set forth.
NOW, THEREFORE, the parties, intending to be legally bound, in reliance on the representations set forth in the Certificate (as defined below), hereby agree as follow:

AGREEMENT

1.WAIVER OF OWNERSHIP LIMIT
1.1The Company hereby waives the application of the Aggregate Share Ownership Limit contained in Section 5.7(ii)(a)(I)(A)(1) of the Charter to permit Bellevue to Beneficially Own or Constructively Own shares of Common Stock (collectively, the “Exempt Stock”), subject to an increased Series Limit for the Common Stock of 15.3% and an increased Overall Limit of 15.3% (the “Excepted Holder Limit”) from and after the Determination Date (collectively the “Ownership Limit Waiver”).
1.2The Ownership Limit Waiver and Excepted Holder Limit granted by this Section 1 is granted solely to Bellevue. Any Transfer of the Exempt Stock held by Bellevue shall cause any such Shares to no longer be subject to this Ownership Limit Waiver and any such Shares shall be subject to the Aggregate Share Ownership Limit as of the date of such Transfer.
1.3The Ownership Limit Waiver and Excepted Holder Limit granted by this Section 1 only grant Bellevue the right to Beneficially Own or Constructively Own Shares up to the Excepted Holder Limit. As of the day immediately prior to Determination Date, Bellevue actually owns 35,900 Shares, 2,500 GNL LTIP Units, 4,444 shares of RTL stock and 8,528,885 RTL LTIP Units, and Bellevue shall not, so long as this Agreement remains in place, acquire, directly or indirectly, any additional Shares, or Beneficially Own or Constructively Own Shares, other than by reason of the transactions contemplated by the Internalization Merger Agreement and the GNL-RTL Merger Agreement, or any conversion of GNL LTIP Units into Shares.
1.4Except as specifically provided in Section 1.1, this Agreement does not waive any restrictions or limitations set forth in Section 5.7 of the Charter as they apply to Bellevue or other Shares Beneficially Owned or Constructively Owned by any person, other than Bellevue. For the avoidance of doubt, this Agreement also does not modify Section 5.7(ii)(a)(I)(B) and (II) of the Charter in any respect.

2.LIMITATIONS AND OTHER MATTERS
2.1In no event shall the Ownership Limit Waiver permit any Individual’s Beneficial Ownership or Constructive Ownership of Shares to exceed, at any time, the Aggregate Share Ownership Limit of Section 5.7(i) of the Charter as determined without regard to any provisions of this Agreement, unless and to the extent such Individual is an Excepted Holder. For the purpose of this Agreement, “Individual” has the meaning provided in Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code.
2.2For the Ownership Limit Waiver to be effective, Bellevue must execute a counterpart signature page to this Agreement and complete and make the representations and covenants set forth in the

Certificate of Representations and Covenants, the form of which is attached hereto as Exhibit B (the “Certificate”), and must deliver such Certificate to the Company. Except as otherwise determined by the Company, the Ownership Limit Waiver shall cease to be effective upon any breach of the representations or covenants set forth herein or in the Certificate. In addition, if the Ownership Limit Waiver ceases to be effective as a result of the operation of the preceding sentence, the Shares that would otherwise be in excess of the Aggregate Share Ownership Limit shall be deemed to have been transferred to a Trust (as such term is defined in the Charter) in accordance with 5.7(ii)(a)(II) of the Charter.
2.3Bellevue shall deliver to the Company, at such times as may reasonably be requested by the Company (it being acknowledged that the Company may reasonably make such request on at least a calendar quarterly basis), a certificate signed by Bellevue to the effect that Bellevue has complied and expects to continue to comply with its representations and covenants set forth in this Agreement and the Certificate. If so requested by the Company, Bellevue will reasonably cooperate with the Company in investigating any direct or indirect relationship that Bellevue may have with the Company’s tenants or “independent contractors” (within the meaning of Section 856(d)(3) of the Code).
2.4This Ownership Limit Waiver shall automatically be deemed to have been revoked (prospectively or, as necessary in order to protect the Company’s qualification as a real estate investment trust under the Code, retroactively) without any further action if the Company determines, in its sole discretion, that the Company’s ability to qualify and maintain its qualification as a real estate investment trust pursuant to Section 856 et seq. of the Code is reasonably likely to be jeopardized by the Ownership Limit Waiver, or in fact the Ownership Limit Waiver would jeopardize such qualification. The Company shall promptly notify Bellevue in the event that it has been determined that the Ownership Limit Waiver has been revoked pursuant to this Section 2.4.

3.TERM

3.1The term of this Agreement shall commence as of the Determination Date, and shall terminate on the earliest of (i) with respect to Bellevue, the earliest date on which Bellevue does not Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit; (ii) the earliest date on which any of the conditions set forth in Sections 1 or 2 of this Agreement are no longer true or accurate, or otherwise have been violated; (iii) with respect to Bellevue, the earliest date on which any of the representations, warranties, agreements, or undertakings made in the Certificate (without giving effect to any qualifications as to knowledge) are no longer true, as of such date; (iv) the earliest date on which the Company makes the determination set forth in Section 2.4 of this Agreement; or (v) the earliest date on which Bellevue acquires actual ownership of any additional Shares in excess of the aggregate of the number of Shares that Bellevue actually owns as of the day immediately prior to the Determination Date and the number of Shares that Bellevue may acquire pursuant to the Internalization Merger Agreement, the GNL-RTL Merger Agreement or any conversion of GNL LTIP Units into Shares.

4.MISCELLANEOUS
4.1All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.
4.2This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
4.3All references to any Code provision shall be deemed to include any successor provisions of the Code and any regulatory, judicial or administrative amendment or interpretation of such statutory provisions.
4.4The Recitals to this Agreement are incorporated into and are deemed a part of this Agreement.

[Signature Page Follows]

Each of the parties has, to the extent it is an entity, caused this Agreement to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

THE COMPANY

Global Net Lease, Inc.

By: /s/ James Nelson     Name: James Nelson
Title: Chief Executive Officer

Bellevue Capital Partners, LLC

/s/ Michael Anderson

Name: Michael Anderson Title: Authorized Signatory

/s/ Michael Anderson
Michael Anderson on behalf of on behalf of Global Net Lease Special Limited Partnership, LLC

/s/ Michael Anderson
Michael Anderson on behalf of on behalf of AR Capital Global Holdings, LLC

/s/ Michael Anderson
Michael Anderson on behalf of on behalf of AR Global Investments, LLC

/s/ Michael Anderson
Michael Anderson on behalf of on behalf of American Realty Capital Global II Special LP, LLC

/s/ Michael Anderson
Michael Anderson on behalf of on behalf of AR Capital, LLC

[Signature Page to Ownership Limit Waiver Agreement]

EXHIBIT A

COMPANY SHARES AUTHORIZED, ISSUED AND OUTSTANDING

Class of Shares	Shares Authorized	Shares Issued and Outstanding
Common Stock	250,000,000	230,542,654
7.25% Series A Cumulative Redeemable Preferred Stock	9,959,650	6,799,467
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock	11,450,000	4,695,887
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock	7,933,711	7,933,711
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock	4,595,175	4,595,175

EXHIBIT B

CERTIFICATE OF REPRESENTATIONS AND COVENANTS FOR
OWNERSHIP LIMIT WAIVER

Global Net Lease, Inc. (the “Company”), as of the date hereof, the Company has the number and classes of Shares authorized, issued and outstanding as set forth in Exhibit A. Bellevue Capital Partners, LLC, on its own behalf and on behalf of Global Net Lease Special Limited Partnership, LLC, AR Capital Global Holdings, LLC, AR Global Investments, LLC, American Realty Capital Global II Special LP, LLC, and AR Capital, LLC (collectively, “Bellevue”) has entered into an Ownership Limit Waiver Agreement as of the date hereof that provides it with an ownership limit waiver effective as of the Determination Date (as defined below) allowing it to be an Excepted Holder (the “Bellevue Waiver”). Concurrently with the execution of the Bellevue Waiver, Nicholas S. Schorsch, on his own behalf and on behalf of the Nicholas
S. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended, and the Nicholas S. Schorsch 2016 GRAT (BCP) dated September 27, 2016 (collectively, “NSS”) has entered into an “Ownership Limit Waiver Agreement” as of the date hereof that provides NSS with an ownership limit waiver effective as of the Determination Date, allowing NSS to be an Excepted Holder (the “NSS Waiver”). Concurrently with the execution of the Bellevue Waiver, Shelley D. Schorsch, on her own behalf and on behalf of the Shelley D. Schorsch Revocable Agreement of Trust dated October 7, 2011, as Amended (collectively, “SDS”) has entered into an “Ownership Limit Waiver Agreement” as of the date hereof that provides SDS with an ownership limit waiver effective as of the Determination Date, allowing SDS to be an Excepted Holder (the “SDS Waiver”). As of the Determination Date, Bellevue is treated as Beneficially Owning or Constructively Owning Shares and shares of RTL (as defined in the Internalization Merger Agreement (as defined below)) stock held by NSS and SDS.
The Company and AR Global Investments, LLC (among others) are parties to an agreement and plan of merger, dated as of May 23, 2023 (the “Internalization Merger Agreement”), pursuant to which 29,614,825 Shares will be issued to Bellevue upon consummation of the transactions contemplated by the Internalization Merger Agreement. The Company and RTL (among others) are parties to an agreement and plan of merger, dated as of May 23, 2023 (the “GNL-RTL Merger Agreement”), pursuant to which 2,977.48 Shares will be issued to Bellevue and 613,886.16 Shares will be issued to NSS and SDS (in the aggregate) upon consummation of the transactions contemplated by the GNL-RTL Merger Agreement.
Except where noted otherwise, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Waiver Agreement (as defined below).
The undersigned authorized signatories on behalf of Bellevue hereby certify and affirm as of the date hereof (the “Determination Date”), the accuracy of the representations set forth in this Certificate of Representations and Covenants for Ownership Limit Waiver (this “Certificate”) on which the Company will rely with regard to granting the Ownership Limit Waiver for Bellevue and an Excepted Holder Limit pursuant to that certain Ownership Limit Waiver Agreement between the Company and Bellevue, dated as of the date hereof (the “Waiver Agreement”). To the extent that the representations set forth below refer to future conduct, such representations constitute covenants of Bellevue.

1.As of the day immediately prior to the Determination Date, Bellevue actually owns 35,900 Shares, 2,500 GNL LTIP Units (as defined in the Internalization Merger Agreement), 4,444 shares of RTL stock, and 8,528,885 RTL LTIP Units (as defined in the Internalization Merger Agreement), and does not Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit (as in effect on the date immediately prior to the Determination Date).

2.Bellevue does not know or have reason to know that, as of the Determination Date (taking into account the NSS Waiver and the SDS Waiver), any Person (as defined in the Charter) would be in violation of Section 5.7((ii)(a)(I)(A) or (B) of the Charter as a result of Bellevue’s actual ownership, Beneficial Ownership or Constructive Ownership of Shares. Bellevue will immediately notify the Company if it knows or has reason to know of such a violation.

3.Commencing with the Determination Date and at all times thereafter during which Bellevue Beneficially Owns or Constructively Owns an amount of shares of Common Stock in excess of the Aggregate Share Ownership Limit:

(a)In no event will Bellevue actually own, Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit.

(b)No Person who is treated as an individual under Section 542(a)(2) of the Code (determined after taking into account Section 856(h) of the Code) actually owns, Beneficially Owns or Constructively Owns, or in the future will actually own, Beneficially Own or Constructively Own, as a result of Bellevue's Exempt Stock, Shares in excess of the Aggregate Share Ownership Limit, unless, in each case, that Person is an Excepted Holder.

(c)Bellevue will not purchase or acquire, directly or indirectly, any additional Shares in excess of the 35,900 shares of Common Stock that Bellevue owns as of the day immediately prior to the Determination Date and any additional Shares that Bellevue may acquire pursuant to the Internalization Merger Agreement, the GNL-RTL Merger Agreement or any conversion of GNL LTIP Units into Shares.

(d)Other than a tenant that is a “taxable REIT subsidiary” of the Company (within the meaning of Section 856(l) of the Code), Bellevue has not and will not be a tenant of the Company, or actually own, Beneficially Own or Constructively Own an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) if it would cause the Company to actually own, Beneficially Own or Constructively Own, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

4.Bellevue covenants that, after the date hereof, Bellevue will promptly notify the Company of the date on which the foregoing representations and covenants are no longer true and correct in all respects, and acknowledges and agrees that, if at any time the foregoing covenant and representation would not be accurate, or if there is an event that would result in the Company being treated as “closely held” within the meaning of Section 856(a)(6) of the Code, or the disqualification of the Company as a real estate investment trust under Section 856(a) of the Code by virtue of actual ownership, Beneficial Ownership or Constructive Ownership, Bellevue shall comply with applicable provisions as set forth in the Charter and take any and all remedial measures in order to cause the representations and covenants in Section 3 to be accurate and not cause the Company to be treated as “closely held” within the meaning of Section 856(a)(6) of the Code or fail to qualify as a real estate investment trust under Section 856(a) of the Code.

5.Bellevue understands and acknowledges that:

(a)The Ownership Limit Waiver and Excepted Holder Limit are for the sole benefit of Bellevue and may not be assigned or transferred, including by operation of law or in connection with a merger, consolidation, transfer of equity interests or other transaction involving any party benefiting from the Ownership Limit Waiver, by Bellevue without prior written consent of the Company.

(b)The Exempt Stock remains subject to the restrictions and limitations set forth in Sections 5.7(ii)(a)(I)(B) and 5.7(ii)(a)(I)(C) of the Charter.

(c)Any violation or attempted violation of the representations and covenants set forth above, to the extent provided in the Waiver Agreement, (or any other action which is contrary to the restrictions on transfer and ownership of Shares set forth in Section 5.7(ii)(a)(I) of the Charter) will result in any Shares that would be actually owned, Beneficially Owned or Constructively Owned by Bellevue in excess of the Aggregate Share Ownership Limit, and that would otherwise be Exempt Stock, being automatically transferred to a Trust in accordance with Section 5.7(ii)(a)(II) of the Charter.

(d)Except as otherwise determined by the Company, to the extent provided in the Waiver Agreement, the Ownership Limit Waiver shall cease to be effective upon the breach of the representations or covenants set forth herein.

(e)All questions concerning the construction, validity and interpretation of this Certificate shall be governed by and construed in accordance with the domestic laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

6.Upon request, Bellevue shall provide, or cause to be provided, to the Company, such additional information as the Company may reasonably require in order to determine the effect, if any, of the ownership of Shares by Bellevue on the Company’s qualification as a real estate investment trust for U.S. federal income tax purposes.

7.The Company may rely on the representations and covenants contained in this Certificate for purposes of granting Bellevue the Ownership Limit Waiver.

[Signature Page Follows]

Signed on this September 11, 2023 by Bellevue Capital Partners, LLC

/s/ Michael Anderson

Name: Michael Anderson Title: Authorized Signatory

/s/ Michael Anderson
Michael Anderson on behalf of on behalf of Global Net Lease Special Limited Partnership, LLC

/s/ Michael Anderson
Michael Anderson on behalf of on behalf of AR Capital Global Holdings, LLC

/s/ Michael Anderson
Michael Anderson on behalf of on behalf of AR Global Investments, LLC

/s/ Michael Anderson
Michael Anderson on behalf of on behalf of American Realty Capital Global II Special LP, LLC

/s/ Michael Anderson
Michael Anderson on behalf of on behalf of AR Capital, LLC

[Signature Page to Certificate of Representations and Covenants for Ownership Limit Waiver]